Exhibit 5.1

June 5, 2018

Kilroy Realty Corporation

Suite 200

12200 West Olympic Boulevard

Los Angeles, California 90064

Re:	Kilroy Realty Corporation, a Maryland corporation (the “Company”) – Registration of shares of common stock, par value one cent ($0.01) per share (the “Common Stock”), of the Company having an aggregate gross sales price of up to $500,000,000 (the “Shares”) to be sold in an at-the-market offering (the “Offering”) pursuant to the Registration Statement on Form S-3 (File No. 333-213864) filed with the United States Securities and Exchange Commission (the “Commission”) on September 29, 2016 (the “Registration Statement”)

Ladies and Gentlemen:

We have acted as Maryland corporate counsel to the Company in connection with certain matters of Maryland law arising out of the registration of the Shares under the Securities Act of 1933, as amended (the “Act”) pursuant to the Registration Statement. You have requested our opinion with respect to the matters set forth below.

In our capacity as Maryland corporate counsel to the Company and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(a)	the corporate charter of the Company (the “Charter”) consisting of Articles of Amendment and Restatement filed with the State Department of Assessments and Taxation of Maryland (the “Department”) on January 21, 1997, Articles Supplementary filed with the Department on February 6, 1998, Articles Supplementary filed with the Department on April 20, 1998, Articles Supplementary filed with the Department on October 15, 1998, Articles Supplementary filed with the Department on November 25, 1998, Certificate of Correction filed with the Department on March 4, 1999, Articles Supplementary filed with the Department on December 10,

BALLARD SPAHR LLP

Kilroy Realty Corporation

June 5, 2018

1999, Articles Supplementary filed with the Department on December 30, 1999, Articles Supplementary filed with the Department on October 23, 2003, Articles Supplementary filed with the Department on March 11, 2004, Articles Supplementary filed with the Department on March 11, 2004, Articles Supplementary filed with the Department on December 3, 2004, Articles Supplementary filed with the Department on December 3, 2004, Articles Supplementary filed with the Department on October 2, 2008, Articles Supplementary filed with the Department on October 2, 2008, Articles of Amendment filed with the Department on May 27, 2009, Articles of Restatement filed with the Department on February 2, 2010, Articles Supplementary filed with the Department on March 23, 2012, Articles Supplementary filed with the Department on May 23, 2012, Articles of Restatement filed with the Department on May 23, 2012 (the “Articles of Restatement”), Articles Supplementary filed with the Department on August 14, 2012, Articles Supplementary filed with the Department on December 19, 2012, Articles Supplementary filed with the Department on August 23, 2017, and Articles Supplementary filed with the Department on August 23, 2017;

(b)	the Second Amended and Restated Bylaws of the Company, adopted as of December 11, 2008, as amended by the Amendment No. 1 to the Second Amended and Restated Bylaws, adopted as of May 27, 2009, and the Amendment No. 2 to the Second Amended and Restated Bylaws, adopted as of May 22, 2014, as amended and restated by the Third Amended and Restated Bylaws of the Company, adopted as of December 9, 2014, as further amended and restated by the Fourth Amended and Restated Bylaws of the Company, adopted as of February 23, 2016 and as further amended and restated by the Fifth Amended and Restated Bylaws of the Company, adopted as of January 30, 2017 (collectively, the “Bylaws”);

(c)	the Written Organizational Action of the Board of Directors of the Company, dated as of September 13, 1996 (the “Organizational Minutes”);

(d)	resolutions adopted by the Board of Directors of the Company, or a committee thereof, December 12, 2017, February 14, 2018, May 23, 2018 and June 5, 2018 (collectively, the “Directors’ Resolutions”);

(e)	the Registration Statement, including all amendments thereto if any, filed by the Company with the Commission under the Act, the related prospectus supplement dated June 5, 2018 relating to the Shares (the “Prospectus Supplement”), and the related base prospectus, dated September 29, 2016 (the “Base Prospectus”);

BALLARD SPAHR LLP

Kilroy Realty Corporation

June 5, 2018

(f)	a status certificate of the Department, dated as of a recent date, to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland and is duly authorized to transact business in the State of Maryland;

(g)	a fully executed copy of the Sales Agreement dated as of June 5, 2018 (the “Sales Agreement”), by and among the Company, Kilroy Realty, L.P., a Delaware limited partnership (the “Operating Partnership”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Jefferies LLC, J.P. Morgan Securities LLC, Raymond James & Associates, Inc., RBC Capital Markets, LLC, Scotia Capital (USA) Inc. and SMBC Nikko Securities America, Inc., each as an agent, and Bank of America, N.A., Citibank N.A, Jefferies LLC, JPMorgan Chase Bank, National Association and Royal Bank of Canada, each as a forward purchaser;

(h)	a certificate of Tyler H. Rose, Executive Vice President, Chief Financial Officer and Secretary of the Company and Michelle Ngo, Senior Vice President and Treasurer of the Company, dated as of the date hereof (the “Officers’ Certificate”), to the effect that, among other things, the Charter, the Bylaws, the Organizational Minutes and the Directors’ Resolutions are true, correct and complete, and that the Charter, the Bylaws, the Organizational Minutes and the Directors’ Resolutions have not been rescinded or modified and are in full force and effect as of the date of the Officers’ Certificate and certifying as to the form, approval, execution and delivery of the Sales Agreement; and

(i)	such other laws, records, documents, certificates, opinions and instruments as we have deemed necessary and appropriate to render the opinions set forth in this letter, subject to the limitations, assumptions, and qualifications noted below.

In reaching the opinions set forth below, we have assumed the following:

(i)	each person executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so;

(ii)	each natural person executing any of the Documents is legally competent to do so;

(iii)

any of the Documents submitted to us as originals are authentic; the form and content of any Documents submitted to us as unexecuted drafts do not, and will not, differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; any of

BALLARD SPAHR LLP

Kilroy Realty Corporation

June 5, 2018

the Documents submitted to us as certified, facsimile or photostatic copies conform to the original documents; all signatures on all Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all statements and information contained in the Documents are true and complete; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;

(iv)	none of the Shares will be issued or transferred in violation of the provisions of Article IV of Article SECOND of the Articles of Restatement relating to restrictions on ownership and transfer of capital stock of the Company;

(v)	the aggregate gross sales price of all of the Shares will not exceed $500,000,000, and the aggregate number of Shares to be issued and sold pursuant to the Sales Agreement will not exceed the maximum number of Shares authorized for issuance and sale in the Directors’ Resolutions;

(vi)	the consideration per share to be received by the Company for each of the Shares to be issued and sold pursuant to the Sales Agreement will be determined in accordance with, and will not be less than the applicable minimum consideration per share set forth in, the Directors’ Resolutions; and

(vii)	upon each issuance of any of the Shares subsequent to the date hereof, the total number of shares of Common Stock of the Company issued and outstanding, after giving effect to such issuance of such Shares, will not exceed the total number of shares of Common Stock that the Company is authorized to issue under the Charter.

Based on our review of the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

1)	The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

2)	The Shares to be issued in the Offering have been duly authorized for issuance by all necessary corporate action on the part of the Company, and when such Shares are issued and delivered by the Company in exchange for payment of the consideration therefor, as provided in, and in accordance with, the Sales Agreement and the Directors’ Resolutions, such Shares will be validly issued, fully paid and non-assessable.

BALLARD SPAHR LLP

Kilroy Realty Corporation

June 5, 2018

The opinions presented in this letter are limited to the laws of the State of Maryland and we do not express any opinions herein concerning any laws other than the laws of the State of Maryland. We express no opinion as to the applicability or effect of any federal or state securities laws, including securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

This letter is issued as of the date hereof and the opinions presented herein are necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement the opinions presented herein if any applicable laws change after the date hereof or if we become aware of any facts or circumstances which now exist or which occur or arise in the future that may change the opinions presented herein after the date hereof.

We consent to your filing this opinion as an exhibit to the Company’s Current Report on Form 8-K relating to the Shares, which is incorporated by reference into the Registration Statement, and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Shares. We also consent to the identification of our firm as Maryland corporate counsel to the Company in the section of the Registration Statement entitled “Legal Matters”. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Ballard Spahr LLP